Exhibit 10.1

Hycroft Completes $138.6 Million At-The-Market

Equity Offering Program

Balance Sheet Strengthened With $194.4 Million In Gross Proceeds

From Recent Equity Investments

WINNEMUCCA, NV, March 25, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a precious metals development company that owns the Hycroft Mine located in the world-class mining region of Northern Nevada, today announced that it has completed its previously disclosed “at-the-market” equity offering program (the “ATM Program”).

As previously disclosed on March 15, 2022, Hycroft launched the ATM Program which provided for the offer and sale, from time to time, of shares of its Class A common stock (the “Shares”). Through the ATM Program, Hycroft sold 89,553,584 Shares and generated aggregate gross proceeds before commissions and offering expenses of approximately $138.6 million. Following consummation of all sales under the ATM Program, Hycroft will have 196,803,459 Shares issued and outstanding.

Diane Garrett, President, CEO and Acting Chairman of Hycroft, commented, “We are extremely pleased with this successful financing which places the Company on solid footing to advance the Hycroft Mine as well as opening up additional opportunities for the Company. Thanks to the significant and timely equity private placement announced March 15, 2022, with Eric Sprott and AMC Entertainment Inc., combined with the ATM equity program completed today, our financial position is significantly strengthened allowing us to reduce our debt and extend repayment to 2027.  Raising gross cash proceeds of $194.4 million changes the dynamics of the Company, expanding our ability to properly and diligently develop the Hycroft Mine, including a robust exploration program, and to further unlock the value of this world-class asset. We welcome our new shareholders to the Company and look forward to updating you with ongoing developments.”

On March 15, 2022, Hycroft also announced a $55.9 million equity private placement with precious metals investor Eric Sprott and AMC Entertainment Holdings, Inc. with the issuance of 46,816,480 units, with each unit consisting of one common share and one common share purchase warrant. As previously disclosed, the Company intends to use the proceeds from the equity private placement and ATM Program for advancement of the Initial Assessment in the 2022 Technical Report Summary to a pre-feasibility and/or feasibility study, exploration at the Hycroft Mine, and general corporate purposes which has or may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital or capital expenditures and other investments.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver development company that owns the Hycroft Mine, a well-established, world-class asset with a significant mineral endowment in Northern Nevada, a tier one mining jurisdiction. The company is focused on transforming Hycroft into a large-scale mining operation by developing a process for its large sulfide gold and silver mineral resources on site. Additional information is available at hycroftmining.com.

Contact:

Diane R. Garrett	Tracey Thom
President, CEO &	Vice President, Investor Relations
Acting Chairman	& Corporate Communication
(210) 621-4200	(775) 391-9029

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Please see our “Risk Factors” set forth in our 8-Ks filed on March 15, 2022 and Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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